UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 14, 2019

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 16, 2019, Charles Mather, age 58, notified the Board of Directors (the “Board”) of Tonix Pharmaceuticals Holding Corp. (the “Company”) that he was resigning from the Board effective immediately. Mr. Mather was a member of the Audit Committee and Governance and Nominating Committee (the “NCG Committee”). Mr. Mather did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On February 14, 2019, the Board, on the recommendation of the NCG Committee, appointed James Treco, as director of the Company, effective immediately. Mr. Treco will serve on the Audit Committee of the Board.

Mr. Treco, age 63, is a Managing Partner at First Chicago Advisors, Inc., a boutique financial advisory firm where he advises executives and boards of directors of a wide range of companies, from global, large-cap companies to emerging companies He has served in that capacity since 2014 and previously from 2009 to 2012. From 2012 to 2013 Mr. Treco was an investment banker with Gleacher & Company, a company that previously operated an investment banking business, providing corporate and institutional clients with strategic and financial advisory services. Mr. Treco held various positions of increasing responsibility at Salomon Brothers/Citigroup from 1984 to 2008, where he used his extensive experience in the global capital markets to advise a wide range of clients. During his career he has worked with various biotechnology companies. For the past decade, he has been involved with start-up companies affiliated with Dartmouth Hitchcock Medical Center in Hanover, New Hampshire developing intellectual properties, a number of which have been sold and licensed to larger, publicly-traded pharmaceutical companies. Mr. Treco holds a B.A. from Yale University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Treco’s extensive healthcare and investment banking experience were instrumental in his selection as a member of the Board.

The Board awarded Mr. Treco 10,000 stock options, which vest on the Company’s 2019 annual meeting of shareholders and are exercisable at $1.86 per share.

There are no arrangements or understandings pursuant to which Mr. Treco was appointed as a director, and there are no related party transactions between the Company and Mr. Treco reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Treco’s appointment to the Board is furnished as Exhibit 99.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.01	Press Release date February 19, 2019 issued by the Company

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: February 20, 2019	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer